Exhibit 3.3

THE FALK CORPORATION

AMENDED AND RESTATED

BY-LAWS

EFFECTIVE JUNE 30, 2004

ARTICLE I
OFFICES

Section 1. REGISTERED OFFICE:  The registered office for The Falk Corporation (the “Corporation”) shall be The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

Section 2. OTHER OFFICES:  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. ANNUAL MEETINGS:

(a) Notice and location:  Annual meetings of the stockholders for the election of a Board of Directors and for such other business as may be proposed by the stockholders and stated in the notice of the meeting, shall be held at such place, either within the State of Delaware or at such other place and location (within or outside of the State of Delaware), as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. The notice of the annual meeting shall be given pursuant to subsection (c) hereof.

(b) Date:  Annual meetings of stockholders, commencing with the year 2004 shall be held on the thirtieth (30th) day of June, if not a legal holiday, and if a legal holiday, then on the next secular day following such legal holiday.

(c) Notice:  Written notice of the annual meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than five (5) days nor more than sixty (60) days before the date of the meeting.

Section 2. SPECIAL MEETINGS:

(a) Meetings: Special meetings of stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 21l(a)(2) of the General Corporation Law of Delaware. If so authorized, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

(b) Notice: Written notice of a special meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given (unless such notice is waived as provided herein) not less than one (1) day nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3. VOTING:  Each stockholder entitled to vote in accordance with the terms of the Corporation’s Certificate of Incorporation and these By-Laws may vote in person or be represented by proxy, whereby such representative named in said proxy shall vote.

Unless otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 4 QUORUM:  Except as otherwise required by law, the Corporation’s Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of shareholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Corporation’s Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 5 ACTION WITHOUT A MEETING:  Unless otherwise provided in the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Stockholders may, unless the Corporation’s Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized persons or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered in accordance with Section 228 of the General Corporation Law of Delaware, to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III
DIRECTORS

Section 1. NUMBER OF DIRECTORS:  The number of directors which shall constitute the whole Board of Directors shall be not less than two (2) nor more than five (5). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. VACANCIES:  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. POWERS OF THE BOARD OF DIRECTORS:  The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. MEETINGS OF THE BOARD OF DIRECTORS:  The Board of

Directors of the Corporation may hold meetings, both regular and special, either within or outside of the State of Delaware. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(a) Newly Elected Directors:  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

(b) Regular Meetings:  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

(c) Special Meetings:  Special meetings of the board may be called by the President or by the Secretary upon the written request of any director, on a least one (1) days’ notice to each director, either personally or by mail or by facsimile communication;

(d) Quorum:  At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Corporation’s Certificate of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(e) Action without a Meeting:  Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5. COMMITTEES OF DIRECTORS:  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors,

Section 6. COMPENSATION OF DIRECTORS:  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

Section 7. REMOVAL OF DIRECTORS:  Unless otherwise restricted by the Corporation’s Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy created thereby may be filled at such meeting by the affirmative vote of the shares constituting a majority of the voting power of the Corporation.

Section 8. RESIGNATIONS:  Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

ARTICLE IV
NOTICES

Whenever, under the provisions of the statutes or of the Corporation’s Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the General Corporation Law of Delaware.

Whenever any notice is required to be given under the provisions of the statutes or of the Corporation’s Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1. OFFICERS:  The officers of the Corporation shall be chosen by the Board of Directors. At all times, the Corporation shall have a president, a vice-president, a secretary and a treasurer, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified or until their death or earlier resignation. The Board of Directors may also choose additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, a controller and/or one or more assistant controllers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. (The president, vice president(s), secretary, treasurer, assistant secretary(ies), assistant treasurer(s), controller, assistant controller(s) and any other officer appointed by the Board of Directors shall hereinafter be collectively referred to as the “Officers”).

Section 2. ELECTION:  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect and appoint Officers to the Corporation.  Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or these By-Laws otherwise provide. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. THE EXECUTIVE PRESIDENT AND THE PRESIDENT:  (a) The Executive President shall be the Chief Executive Officer of the Corporation;  He or she shall control the supervision and administration of the Corporation and shall have the general powers and duties usually vested in the office of Chief Executive Officer of a

Corporation. The Executive President shall have the power to execute agreements, bonds, mortgages and other contracts on behalf of the Corporation and to cause the seal of the Corporation to be affixed or affix the seal of the Corporation when required, except as otherwise specified by law, these By-Laws or the Board of Directors.

(b) The President shall have the general supervision, control and management of the affairs and business of the Corporation and general charge and supervisions of all of the officers, agents and employees of the Corporation. The President shall have the power to execute agreements, bonds, mortgages and other contracts on behalf of the Corporation and to cause the seal of the Corporation to be affixed or affix the seal of the Corporation when required, except as otherwise specified by law, these By-Laws or the Board of Directors.

Section 4. THE VICE-PRESIDENT OR VICE PRESIDENTS:  In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one vice-president, the Vice Presidents in the order designated by the Board of Directors, or in the absence of a designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The Vice-President or Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5. THE SECRETARY AND ASSISTANT SECRETARY:  (a) The Secretary shall (i) give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law, these By-Laws or the Articles of Organization of the Corporation; (ii) he or she shall attend all sessions of the Board of Directors and all meetings of the stockholders and record the minutes of all proceedings in a book to be kept for such purposes; (iii) the Secretary shall perform duties as assigned by the Board of Directors or the President; (iv) he or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments so requiring it, when authorized by the Board of Directors, the President or any designee of the President, and attest to same; (vi) the Secretary shall execute corporate filings, documents and certifications required in the normal daily course of business in order for the Corporation to maintain its legal existence and status; (vii) he or she shall execute any certificate and attest to the status of the Corporation’s legal existence, officers or directorships or any other resolution or action duly adopted by or authorized by the Board of Directors or President of the Corporation; and (viii) In the absence of specific action by the Board of Directors or the President, the Secretary shall have the authority to vole, on behalf of the Corporation, the securities of other corporations, both domestic and foreign, held by the Corporation, provided however, that such vote is for routine matters and would not otherwise require the consent of the Board of Directors or President.

(b) Any Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary (unless such activities are specifically limited to the office of Secretary by the Board of Directors, the President, these By-Laws or the Articles of Organization) and shall perform such other duties as the

Board of Directors or President shall prescribe.

Section 6. THE TREASURER AND ASSISTANT TREASURERS:  (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

(b) The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7. THE SENIOR CONTROLLER, CONTROLLER AND ASSISTANT CONTROLLER:  (a) The Senior Controller shall oversee and supervise the activities of the Treasurer and Secretary to ensure compliance with the policies and procedures adopted by the Corporation. He shall keep or cause to be kept full and accurate records of all receipts of the Corporation. He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation. He shall perform, in general, all duties incident to the office of controller and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President;

(b) the Controller, in the absence or disability of the Senior Controller and any Assistant Controllers), in the absence or disability of the Controller (and in order of their senority) shall perform the duties and exercise the Powers of the Senior Controller (unless such activities are specifically limited to the office of Senior Controller by the Board of Directors, the President, these By-Laws or the Articles of Organization) and shall perform such other duties as the Board of Directors or President shall prescribe.

ARTICLE VI
SHARES AND SHAREHOLDERS

Section 1. CERTIFICATES OF STOCK:  A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

Section 2. LOST CERTIFICATES:  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. TRANSFER OF STOCK:  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4. FIXING RECORD DATE:  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 5. REGISTERED STOCKHOLDERS:  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6. DIVIDENDS:  Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting,, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII
MISCELLANEOUS

Section 1. ANNUAL STATEMENT:  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when and if called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 2. CHECKS: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate and determine.

Section 3. FISCAL YEAR:  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. SEAL:  The corporate seal of the Corporation shall be in such form as shall be determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

ARTICLE VIII
INDEMNIFICATION

The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of the State of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending, or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with such action, suit or proceeding.

The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Articles shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX
AMENDMENTS

Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of stock constituting a majority of the voting power of the Corporation. Except as otherwise set forth in the Corporation’s Certificate of Incorporation, the Board of Directors may also alter, amend or repeal these By-Laws and/or adopt new By-Laws by a majority vote of the directors entitled to vote, as may be advisable for the regulation and conduct of the affairs of the Corporation.